UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2019

RELIV’ INTERNATIONAL, INC.

 (Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19932	37-1172197
(Commission File Number)	(IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard	Chesterfield, Missouri 63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 537-9715

                Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                     Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1,01 Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 1, 2019 (the “Closing Date”), Registrant entered into, and completed, a Purchase Agreement (“Purchase Agreement”) and associated agreements with Nutracom, LLC, a Missouri limited liability company (“Nutracom”), pursuant to which Nutracom purchased the following assets used in the contract manufacturing operations of Registrant (the “Business”):

●	All usable raw materials, packaging, and work-in-process (the “Inventory”), but excluding any finished goods held by the Business and certain raw materials specified in the Purchase Agreement; and
●

All machinery, equipment, including office equipment and related assets, molds, dies, tooling, fixtures, parts, supplies and other assets and materials used in the Business (the “Manufacturing Assets”).

The substantial overhead and cash flow required to operate the production facility had  become a significant detriment to Registrant’s financial performance, financing strategies and focus.  The Registrant’s board of directors approved the transaction based on its belief that it would reduce operating losses and improve cash flow, would provide additional sources of lease and financing revenue and potentially lead to reductions in cost of goods sold as Nutracom increases its production. The transaction also allows Registrant to retain a level of oversight over the production and cost of its goods and grants it an equity interest in Nutracom which will allow it to share in Nutracom’s success.  The transaction will also allow management to focus on its core business.

Nutracom did not assume any liabilities associated with the Business except for outstanding purchase orders for Inventory and those liabilities specifically identified in the Purchase Agreement.

Nutracom paid to Registrant the sum of $1,250,000 ($1,000,000 allocated to the Manufacturing Assets and $250,000 allocated to prepaid rent) plus Registrant’s aggregate standard cost of the Inventory at the Closing Date ($1,559,448, subject to audit), collectively the “Purchase Price.”

The Purchase Price was paid as follows:

●

Nutracom assigned and transferred to Registrant 99,200 shares of Registrant’s common stock, which the parties agreed to value at $5.445 per share, or an aggregate value of $540,144 (the “Share Payment”).

●

Nutracom issued to Registrant a non-voting Class B membership interest in the limited liability company representing a 15% equity holding in Nutracom and valued at $505,000 (the “Membership Value”). Commencing on January 1, 2020, the Class B membership interest will be entitled to receive a percentage of Nutracom’s gross revenue (excluding gross revenues from sales to Registrant) (“Third Party Revenues”) determined on an annual basis, as follows

o	1.0 percent thereof up to $5,000,000;
o	1.25 percent thereof between $5,000,000 and $15,000,000; and,
o	1.0 percent thereof in excess of $15,000,000.
●

Nutracom issued and delivered to Registrant a promissory note (“Secured Promissory Note”) in the principal amount of $1,000,000. The Secured Promissory Note is for a term of seven years with interest accruing on the outstanding principal balance at the rate of 5.5%. The Secured Promissory Note is secured by the Manufacturing Assets. Registrant was granted a right of first offer in the Manufacturing Assets.

●

Nutracom also issued and delivered to Registrant an unsecured promissory note (“Unsecured Promissory Note”) in the amount of $764,344 which represents the Inventory value, plus $250,000 representing prepayment of rent, less the Share Payment and less the Membership Value. The Unsecured Promissory Note has a term of seven years with interest accruing on the outstanding principal amount at the rate of 7%. The Unsecured Promissory Note provides for payments of interest only for the first two years. The principal will be amortized over a ten-year amortization schedule during the remaining five years of the term with a balloon payment at the end of the term.

Registrant also assigned to Nutracom certain rights in intellectual property developed in connection with the Business for customers other than Registrant, as listed in the Purchase Agreement.

As a condition to the closing of the transaction, the Hastings Group (as defined below) were required to capitalize Nutracom with a minimum of $500,000 in cash and shares of the Registrant’s common stock to allow for the Share Payment. A further condition to the closing was the receipt of an opinion from a qualified firm as to the fairness of the transaction to the Registrant’s minority shareholders. A special committee of the Registrant’s board of directors engaged a qualified third-party expert to provide such opinion.

Nutracom and Registrant also entered into a Lease Agreement under which Nutracom will lease from Registrant the premises occupied by the Business (96,450 square feet) for a period of seven years with an option by Nutracom to renew for a five year term. Rent for the first year of the lease will be $2.59 per square foot or an annual rent of $250,000 which was prepaid on January 1, 2019. Rent for the second year of the lease will be $2.00 per square foot or an annual rent of $192,900. Rent for years three through five will be $4.00 per square foot or an annual rent of $385,800. Rent for years six and seven will be $4.25 per square foot or an annual rent of $409,912.50. Rent for the renewal term will be $4.25 per square foot or $409,912.50 annually. Nutracom was granted a right of first offer in the building occupied by the Business.

Nutracom is owned substantially and is controlled by Carl W. Hastings, Steve Hastings and Brett Hastings (collectively the “Hastings Group”). Carl W. Hastings is an executive officer of the Registrant and as described below will continue to serve as an executive officer of the Registrant. Brett Hastings served as an executive officer of the Registrant prior to the Closing Date. Steve Hastings was an employee of the Registrant prior to the Closing Date. Prior to the Closing Date the Hastings Group held 111,915 shares of the Registrant’s common stock. The remaining shares held after the Closing Date are indirect holdings in the Registrant’s qualified retirement plans.

On the Closing Date, the Registrant entered into an employment agreement with Carl W. Hastings to serve as the Registrant’s Chief Scientific Officer. In such role Dr. Hastings will continue in the research and development of the Registrant’s products and attend select company events. The employment agreement provides for a base salary of $225,000 for the first year and $200,000 thereafter. The employment agreement has a one-year term, and renews annually thereafter unless either party gives notice of its intent not to renew. The agreement requires Dr. Hastings to devote approximately one- half of his working time to his duties to the Registrant. Dr. Hastings will retain his current company benefits. The employment agreement contains standard confidentiality, intellectual property and other restrictions including Dr. Hastings’ agreement, during the term of his employment with Registrant, not to provide use of his image, likeness or endorsement for any products other than the Registrant’s.

In addition to the Purchase Agreement the parties entered into the following arrangements:

Shared Service Outline – providing for the provision of and payment for IT, accounting, human resource, inventory and other shared services between the Registrant and Nutracom after the Closing Date,

Supply Agreement Outline – providing Nutracom’s obligation to supply Registrant’s requirements of certain products and Registrant’s obligation to purchase a certain level of product from Nutracom, for a term of 7 years. Terms include ordering, sourcing of inventory, pricing and payment, delivery and product testing.

Fulfillment Agreement Outline – providing Nutracom’s obligation to fill and ship product orders from Registrant’s independent distributors and direct customers and specifying service levels and pricing terms.

Lunasin License Outline – provides that both parties will work together to further research and development and jointly evaluate opportunities in the market.   Registrant will be responsible for maintaining all the intellectual property, raw materials and inventory, certifications, testing costs, and continued engagement of Dr. Fred Galvez as a consultant of Registrant. Nutracom will assist and coordinate the manufacture of lunasin and forecasts needed for production.   Registrant grants Nutracom a non-exclusive license to the lunasin technology and Registrant reserves the right to approve any use thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Reliv International, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Chesterfield, State of Missouri, on January 7, 2019.

RELIV’ INTERNATIONAL, INC.

By:	/s/ Ryan A. Montgomery
Ryan A. Montgomery
Chief Executive Officer

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